Exhibit 99.02

Tonix Pharmaceuticals Announces Management Change

New York, NY – January 8, 2016 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) (“Tonix”), which is developing next-generation medicines for fibromyalgia, post-traumatic stress disorder (PTSD), and episodic tension-type headache, today announced that Jessica Edgar Morris, Chief Administrative Officer, has been appointed Acting Chief Financial Officer, effective immediately. Ms. Morris replaces Leland J. Gershell, M.D., Ph.D., who resigned from his position at the company to pursue new opportunities.

“On behalf of the management team and board of directors, I thank Leland for his contributions to Tonix over the past four years,” said Seth Lederman, M.D., Tonix’s president and CEO. “We wish him continued success in his future endeavors.”

Ms. Morris is an accomplished finance and investment executive with more than fifteen years of experience at both private and publicly-traded companies. She began working at Tonix in April 2013, was appointed Senior Vice President of Finance in September 2013 and became the Chief Administrative Officer in October 2015.

Dr. Lederman added, “Jessica has been an integral part of our company’s successful evolution, and over the past two and a half years, she has greatly contributed to our finance, investor relations and human resources departments. Her expertise in financial reporting, compliance, valuation and capital raising will continue to be invaluable as she expands her role on the leadership team as Acting Chief Financial Officer.”

Prior to joining Tonix, Ms. Morris served as a vice president at Zhong Rong Group, where she oversaw its U.S. family office investment strategy and asset allocation. Previously, she worked at American Capital, a publicly-traded private equity firm and global asset manager, where she sourced and underwrote investments in companies across a range of industries, including healthcare. Ms. Morris also served as a vice president at Calvert Street Capital Partners, a private equity firm, and as an associate at Silicon Valley Bank, a senior debt lender to technology and life science companies. Ms. Morris began her career at Deutsche Bank, as an investment banking financial analyst, and earned a B.S. in Commerce and B.A. in Music from the University of Virginia where she was an Echols Scholar.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing next-generation medicines for common disorders of the central nervous system, including fibromyalgia, post-traumatic stress disorder, and episodic tension-type headache. These disorders are characterized by chronic disability, inadequate treatment options, high utilization of healthcare services, and significant economic burden. This press release and further information about Tonix can be found at www.tonixpharma.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our possible need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015 and November 6, 2015, respectively, and future periodic reports filed with the SEC on or after the date hereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact:

Jessica Edgar Morris

Chief Administrative Officer and Acting Chief Financial Officer

(212) 980-9155 x106

jessica.morris@tonixpharma.com

Jenene Thomas Communications (investors)

Jenene Thomas

(908) 938-1475

jenene@jenenethomascommunications.com

Dian Griesel Int'l. (media)

Susan Forman / Laura Radocaj

(212) 825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com

Source: Tonix Pharmaceuticals Holding Corp.

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